Exhibit 10.81

FIRST AMENDMENT TO

CHARLES & COLVARD CREATED MOISSANITE

CONSIGNMENT AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) is made as of this 31st day of March, 2005, to that certain Charles & Colvard Created Moissanite Consignment Agreement (the “Agreement”), dated August 16, 2004, by and between Charles & Colvard, Ltd., a North Carolina corporation (“Consignor”) and Reeves Park, Inc., a Minnesota corporation (“Reeves Park”).

RECITALS:

WHEREAS, pursuant to the Agreement, Consignor consigns and delivers certain Jewels (as defined in the Agreement) to Reeves Park, and in turn Reeves Park incorporates all such Jewels into fine jewelry items which Reeves Park consigns to J.C. Penney Corporation, Inc. (“JCPenney”);

WHEREAS, JCPenney desires to return to Reeves Park certain unsold consigned jewelry containing Jewels (the “Unsold Jewelry”) in exchange for delivery of additional jewelry containing Jewels;

WHEREAS, Reeves Park desires to sell the Unsold Jewelry to other Reeves Park customers;

WHEREAS, Consignor is willing for Reeves Park to sell the Unsold Jewelry to other customers, subject to the terms of the Agreement as amended by this amendment; and

WHEREAS, the parties desire to extend the term of this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

2. Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1. Consigned Merchandise.

a. This Agreement pertains to any and all Jewels that Consignor (i) consigns or delivers on consignment to or for the account of Reeves Park during the term of this Agreement. Subject to Section 1b. below, it is understood by the parties that Reeves Park shall incorporate all Jewels into fine jewelry it shall consign to J.C. Penney Corporation, Inc. (“JCPenney”) for the purpose of introducing moissanite into approximately 703 JCPenney retail locations. Subject to Section 1b. below, the assortment of Jewels being consigned and delivered to Reeves Park by Consignor will, subject to availability, be initially as set forth on Exhibit A, and subsequently such Exhibit A may be amended by a revised Exhibit A signed by both parties. Any such amended Exhibit A shall be incorporated and made a part of this Agreement.

b. Notwithstanding anything in Section 1a. hereof to the contrary, the parties acknowledge and agree that JCPenney may return to Reeves Park certain fine jewelry (the “Unsold Jewelry”) containing Jewels hereto (the “Returned Jewels”) in exchange for additional jewelry containing Jewels. Upon the jewelry being returned by JCPenney, Reeves Park will immediately furnish to Consignor a listing of all of the Unsold Jewelry and a listing of the Returned Jewels contained within the Unsold Jewelry. Reeves Park must use its best efforts to market and sale the Unsold Jewelry to customers as promptly as possible. So long as any Returned Jewels have not been paid for in full by Reeves Park or otherwise returned to Consignor in accordance with the terms of this Agreement, during the term of this Agreement Reeves Park will furnish Consignor with a monthly sales report, which will report the Unsold Jewelry (and thus the Returned Jewels) sold in the previous month and the remaining Unsold Jewelry (and thus Returned Jewels). Reeves Park will grant Consignor full access to its facilities and books and records in order for Consignor to monitor and verify the sales activity with respect to the Unsold Jewelry. Consignor will invoice Reeves Park for all such Returned Jewels sold on net 60 day terms upon receipt of the monthly sales report. Upon Consignor’s reasonable request, Reeves Park will furnish a report to Consignor indicated the number, size and style of the Returned Jewels then held by Reeves Park. Reeves Park shall immediately pay Consignor for any Returned Jewels that have been lost, stolen or destroyed.

3. Section 2a. of the Agreement is hereby amended by deleting the second sentence thereof and replacing it with a new sentence reading as follows:

“Therefore Consignor will retain title to the Jewels until either: (i) sold to customers of JCPenney, except in the case of Returned Jewels or (ii) in the case of the Returned Jewels sold to any customers of Reeves Park.”

4. Section 3 of the Agreement is hereby amended by deleting the first sentence thereof and replacing it with a new sentence reading as follows:

“Except with respect to certain payment terms set forth herein, delivery of the Jewels shall be on the terms set out in the Manufacturer’s Agreement between the parties (the “Manufacturer’s Agreement”).”

5. Section 8 of the Agreement is hereby amended by deleting the reference to the date of “January 31, 2005” and replacing with a reference to the date of “December 30, 2006”.

6. Except as otherwise set forth herein, the Agreement shall remain in full force and effect.

7. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

CHARLES & COLVARD, LTD.

By:	/s/ James R. Braun
Name:	James R. Braun
Title:	VP of Finance & CFO

REEVES PARK, INC.

By:	/s/ Klaus H. Jung
Name:	Klaus H. Jung
Title:	President